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                                                                       EXHIBIT 1


The Company recently completed its restructuring of its accounting department, which included hiring of a new Chief Financial Officer and the implementation of new accounting and reporting procedures. As such, the Company has incurred delays in preparing its December 31, 1997 financial statements and Form 10-K. The Company is completing its December 31, 1997 financial statements and expects to file its Form 10-K for the period ended December 31, 1997 on or before April 15, 1998.